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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of those portions of our reports included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated February 25, 1998 included in Enex Resources Corporations's Annual Report on Form 10-KSB for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.



                                       /s/ DELOITTE & TOUCHE, LLP



Houston, Texas
June 17, 1998